Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com	Austin Beijing Dallas Houston London New York The Woodlands Washington, DC
August 23, 2011
Hercules Offshore, Inc.
9 Greenway Plaza, Suite 2200
Houston, Texas 77046
Gentlemen:
     We have acted as counsel to Hercules Offshore, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, for issuance under the Hercules Offshore 2004 Long-Term Incentive Plan (Amended and Restated Effective March 22, 2011) (the “Plan”).
     As the basis for the opinion hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement, (b) the Plan, (c) the Certificate of Incorporation of the Company, (d) the Amended and Restated Bylaws of the Company, (e) certain resolutions of the Board of Directors of the Company certified to us to be true and correct by the Company’s Secretary, and (f) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware General Corporation Law (the “DGCL”) and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.
     In making our examination, we have assumed and have not verified that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.
          Based on the foregoing and on such legal considerations as we deem relevant and subject to the qualifications and limitations set forth below, we are of the opinion that (i) following the due authorization of a particular award by the Board of Directors of the Company or a duly constituted and acting committee of the Board of Directors of the Company,

Hercules Offshore, Inc.
August 23, 2011

as provided in and in accordance with the Plan, the Shares issuable by the Company pursuant to such award will have been duly authorized, and (ii) upon issuance and delivery of such Shares from time to time pursuant to the terms of such award, and upon receipt by the Company of lawful consideration under Delaware law in accordance with the terms of the Plan, and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and non-assessable.
     We express no opinion other than as to the federal laws of the United States of America and the DGCL (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.
     Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.
Very truly yours,
/s/ Andrews Kurth LLP